SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 10, 2003


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


          California                      0-27122                 94-2900635
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

           3011 Triad Drive                             94550
             Livermore, CA                             (Zip Code)
 (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (925) 245-3400

                              150 Rose Orchard Way
                               San Jose, CA 95134

          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events.

     This report is being filed by Adept Technology, Inc. ("Adept") to announce that on March 21, 2003, Adept and Silicon Valley Bank ("SVB") entered into an Accounts Receivable Purchase Agreement (the "Purchase Agreement") pursuant to which Adept may sell certain of its receivables to SVB on a full recourse basis for an amount equal to 70% of the face amount of such receivables with the aggregate face amount of purchased receivables not to exceed $2,500,000. In connection with the Purchase Agreement, Adept granted to SVB a security interest in substantially all of its assets.

     Adept also hereby announces that on March 10, 2003, Adept and a former shareholder of Meta Control Technologies, Inc. terminated a loan agreement previously entered into in August 2002. No amounts had been borrowed under the $800,000 loan agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ADEPT TECHNOLOGY, INC.



Date:  March 28, 2003             By:      /s/  Michael W. Overby
                                      ----------------------------------------
                                      Michael W. Overby
                                      Vice President and Chief Financial Officer